Exhibit 10.2

FORM OF RECEIVABLE PURCHASE AGREEMENT

by and among

[TORO CREDIT COMPANY],

[TORO INTERNATIONAL COMPANY],

[EXMARK MANUFACTURING COMPANY INCORPORATED]

and

THE TORO COMPANY,

as Sellers,

and

RED IRON ACCEPTANCE, LLC

as Buyer

Dated as of [                              , 2009]

FORM OF RECEIVABLE PURCHASE AGREEMENT

This RECEIVABLE PURCHASE AGREEMENT, dated as of [                              , 2009] (this “Agreement”), is entered into by and between [TORO CREDIT COMPANY, a Minnesota corporation (“Toro Credit”)], [TORO INTERNATIONAL COMPANY, a Minnesota corporation (“Toro International”)], [EXMARK MANUFACTURING COMPANY INCORPORATED, a Nebraska corporation (“Exmark”)]. THE TORO COMPANY, a Delaware corporation  (“Toro” and together with [Toro Credit], [Toro International] and [Exmark], each a “Seller” and collectively the “Sellers”) and RED IRON ACCEPTANCE, LLC, a Delaware limited liability company (“Buyer”).

In consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1           Definitions.

“Account Debtor” means an obligor on a Receivable.

“Additional Receivables” means those Receivables described on Schedule 2 that Buyer has agreed to purchase notwithstanding that such Receivables are not Eligible Receivables.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  For purposes of this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Aggregate Repurchase Amount” means, for any repurchase of an Ineligible Receivable pursuant to Section 4.1(d), the Purchase Price paid for such Ineligible Receivable, less any Principal Collections received by Buyer in respect of such Ineligible Receivable from the Closing Date.

“Agreement” is defined in the preamble.

“Authorized Officer” means (a) with respect to Toro, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, the Secretary, the Treasurer, the Corporate Controller and each other officer or employee of Toro specifically authorized in resolutions of the Board of Directors of such corporation to sign agreements, instruments or other documents on behalf of such corporation in connection with the transactions contemplated by this Agreement and the Related Documents; (b) with respect to Toro Credit, the President, the Secretary, the Treasurer and each other officer or employee of Toro Credit specifically authorized in resolutions of the Board of Directors of such corporation to sign agreements, instruments or other documents on behalf of such corporation in connection with the transactions contemplated by this Agreement and the Related Documents; (c) with respect to Toro International, the President, the Secretary, the Treasurer and each other officer or employee of Toro International specifically authorized in resolutions of the Board of Directors of such corporation to sign agreements, instruments or other documents on behalf of such corporation in connection with the transactions contemplated by this Agreement and the Related Documents; and (d) with respect to Buyer, its General Manager.

“Business Day” shall mean any day on which commercial banks are not authorized or required to close in either Minneapolis, Minnesota or Chicago, Illinois.

“Buyer” is defined in the preamble.

“Closing Date” means [                              , 2009].

“Collateral Security” means, with respect to any Receivable, (i) any security interest, granted by or on behalf of the related Account Debtor with respect thereto, including a security interest in the related Products or assets, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the agreement giving rise to such Receivable or otherwise, together with all financing statements filed against an Account Debtor describing any collateral securing such Receivable, (iii) all guarantees, insurance and other agreements (including Financing Agreements and subordination agreements with other lenders) or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the agreement giving rise to such Receivable or otherwise, and (iv) all Records in respect of such Receivable.

“Collections” means, without duplication, all payments by or on behalf of Account Debtors received in respect of the Receivables (including insurance proceeds and proceeds from the realization upon any Collateral Security) in the form of cash, checks, wire transfers or any other form of payment.

“Cure Period” is defined in Section 4.1(c).

“Debtor Relief Laws” means Title 11 of the United States Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect, affecting the rights of creditors generally.

“Eligible Receivable” means a Receivable:

(a)           that was created pursuant to genuine and bona fide transactions in the ordinary course of a Seller’s business and in compliance with all applicable Requirements of Law, other than those Requirements of Law the failure with which to comply could not reasonably be expected to have a material adverse effect on Buyer or any assigns, and pursuant to a Financing Agreement that complies with all applicable Requirements of Law, other than those Requirements of Law the failure with which to comply could not reasonably be expected to have a material adverse effect on Buyer or any of its creditors or assigns;

(b)           with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority required to be obtained or made by such Seller in connection with the creation of such Receivable or the execution, delivery and performance by such Seller of the related Financing Agreement, have been duly obtained or made and are in full force and effect as of the date of creation of such Receivable, but failure to comply with this clause (b) shall not cause a Receivable not to be an Eligible Receivable if, and to the extent that, the failure to so obtain or make any such consent, license, approval, authorization or registration could not reasonably be expected to have a material adverse effect on Buyer or its assigns;

(c)           that is not the subject of any Litigation that is pending or has been threatened in writing;

(d)           as to which, at the time of its transfer to Buyer, such Seller will have good and  marketable title free and clear of all Liens (other than Permitted Encumbrances);

(e)           that is freely assignable and is the subject of a valid transfer and assignment from such Seller to Buyer of all of such Seller’s right, title and interest therein;

(f)            that at and after the time of transfer to Buyer is, and the Financing Agreement with respect thereto is, the legal, valid and binding payment obligation of the Account Debtor thereof, legally enforceable against such Account Debtor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws, and by general principles of equity (whether considered in a suit at law or in equity);

(g)           that constitutes an “account”, “chattel paper” or “general intangible” within the meaning of UCC Section 9-102;

(h)           as to which, at the time of its transfer to Buyer, such Seller has not taken any action which, or failed to take any action the omission of which, would, at the time of transfer to Buyer, impair Buyer’s rights therein;

(i)            the obligations with respect to which, at the time of its transfer to Buyer, have not been waived or modified except as permitted by this Agreement;

(j)            that, at the time of its transfer to Buyer, except as contemplated by Section 4.2(c), is not subject to any right of rescission, setoff, counterclaim or any other defense of an Account Debtor (including the defense of usury), other than defenses arising out of Debtor Relief Laws and except as the enforceability of such Receivable may be limited by general principles of equity (whether considered in a suit at law or equity);

(k)           which, at the time of transfer to Buyer is secured by, inter alia, a first priority perfected security interest (whether by prior filing, purchase money security interest, subordination agreement from prior filers or otherwise) in any related Product other than with respect to Receivables due on an unsecured open account basis from Account Debtors in an aggregate amount not to exceed $4,000,000 whether acquired by Buyer under the terms of this Agreement or any other agreement with Seller or Seller’s

Affiliates; provided, that with respect to Receivables relating to extended service contracts, such Receivables shall only be “Eligible Receivables” within the scope of this clause (k) to the extent Seller or Seller’s Affiliate has provided recourse or other credit support upon such terms as Seller and Buyer shall agree prior to transfer;

provided, however, that a Receivable shall not be an “Eligible Receivable”:

(l)            if it is an open account receivable that is due or unpaid more than ninety (90) days after the original due date unless such past due or unpaid amount is the subject of a bona fide dispute or represents less than five percent (5%) of the original invoice amount for such Receivable;

(m)          if it is a floor plan receivable (x) that is related to a Product that has been sold out of trust for more than ninety (90) days, (y) as to which charges or fees are more than ninety (90) days past due (in which case, neither such charges or fees nor the related receivable(s) shall be an Eligible Receivable) or (z) as to which a scheduled payment is more than ninety (90) days past due;

(n)           if the Account Debtor that is obligated on such Receivable shall have (i) applied for, suffered, or consented to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property; (ii) admitted in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) made a general assignment for the benefit of creditors, (iv) suffered a Bankruptcy Event; or (v) taken any action for the purpose of effecting any of the foregoing;

(o)           if the sale to the Account Debtor that is obligated on such Receivable is outside the United States or Canada;

(p)           if it is subject to any claim of offset (unless such Seller has received a letter from the applicable Account Debtor in form and substance satisfactory to Buyer indicating that such Account Debtor shall not exercise its right of offset), deduction, defense, dispute, or counterclaim, or is owed by an Account Debtor that is also a supplier of such Seller (but only to the extent of such Seller’s obligations to such Account Debtor from time to time) or the Receivable is contingent in any respect for any reason;

(q)           if any return, rejection or repossession of the Product to which the Receivable relates has occurred and not reflected in the determination of the Outstanding Balance of such Receivable; or

(r)            if such Receivable is not payable to such Seller or one of its Affiliates.

“Exmark” is defined in the preamble.

“Financing Agreement” means any agreement entered into between a Seller and an Account Debtor in order to finance Products purchased by such Account Debtor from such Seller.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time, consistently applied.

“Governmental Authority” means any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Ineligible Receivable” is defined in Section 4.1(c).

“Insurance Proceeds” with respect to Collateral Security means any amounts received pursuant to any policy of insurance related thereto which are required to be paid to a Seller with respect thereto.

“Joint Venture Agreement” means that certain Agreement to Form Joint Venture dated as of August 12, 2009 by and between Toro and TCFIF.

“Knowledge” with respect to a Seller means the actual knowledge of an Authorized Officer of such Seller.

“Lien” means, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.

“Litigation” means, with respect to any Person, any action, claim, lawsuit, demand, investigation or proceeding pending or threatened in writing against such Person before any court, board, commission, agency or instrumentality of any Governmental Authority or before any arbitrator or panel of arbitrators.

“LLC Agreement” means that certain Limited Liability Company Agreement dated as of August 12, 2009 by and between TCFIF Joint Venture I, LLC, a Minnesota limited liability company, and Red Iron Holding Corporation, a Delaware corporation.

“Material Adverse Effect” means a material adverse effect on (a) the ability of any Seller to perform any of its obligations under this Agreement in accordance with the terms hereof, or (b) the Transferred Receivables (including the collectability of the Transferred Receivables and any Collateral Security).

“Officer’s Certificate” means, with respect to any Person, a certificate signed by an Authorized Officer of such Person.

“Outstanding Balance” means, with respect to any Receivable, the amount of such Receivable at the time of determination reduced by any credit issued by a Seller as contemplated by Section 4.2(c).

“Permitted Encumbrances” means the following: (a) Liens for taxes or assessments or other governmental charges not yet due and payable; (b) inchoate and unperfected workers’, mechanics’, suppliers’ or similar Liens arising in the ordinary course of business; (c) presently existing or hereinafter created Liens in favor of, or created by, Buyer; (d) any Lien created or permitted by any agreement between Buyer and a Seller; (e) any security interests in assets that are subordinate to the security interests securing the related Receivables; and (f) Liens in favor of a Seller that are assigned to Buyer in accordance with the terms of this Agreement.

“Person” means and includes an individual, a partnership, a corporation (including a business trust), a limited liability company, a joint stock company, an unincorporated association, a joint venture, a trust, a Governmental Authority or other entity.

“Principal Collections” means Collections other than Collections of interest and all other non-principal charges (including insurance service fees and handling fees) on the Receivables.

“Products” means the commercial, consumer goods, parts and accessories manufactured or distributed by Toro or one of its Affiliates.

“Purchase Price” is defined in Section 2.3.

“Receivable” means all amounts payable (including interest, finance charges and other charges), and the obligation to pay such amounts, by the related Account Debtor from time to time in connection with extensions of credit made by a Seller to Account Debtors in order to finance Products and services purchased by Account Debtors from such Seller, together with the group of writings evidencing such amounts and any related Collateral Security and all of the rights, remedies, powers and privileges thereunder (including under any related Financing Agreement).

“Records” means, with respect to any Receivable, all Financing Agreements and other documents, books, records and other information (including tapes, disks and related property and rights) relating to such Receivable and the related Account Debtor.

“Related Documents” means any documents or instruments evidencing Collateral Security.

“Repurchase Agreement” is defined in Section 4.2(f).

“Requirements of Law” means, as to any Person, (a) the articles or certificate of incorporation or organization, bylaws, operating agreement, limited liability company agreement, partnership agreement or other organizational or governing documents of such Person, (b) any law, treaty, rule or regulation applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person and (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Seller” and “Sellers” are defined in the preamble.

“TCFIF” means TCF Inventory Finance, Inc., a Minnesota corporation.

“Toro” is defined in the preamble.

“Toro Credit” is defined in the preamble.

“Toro International” is defined in the preamble.

“Transferred Assets” is defined in Section 2.1(a).

“Transferred Receivables” means the Receivables described on Schedules 1 and 2 attached hereto.  However, Receivables that are repurchased by a Seller pursuant to this Agreement shall cease to be considered “Transferred Receivables” from the date of such repurchase.

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“United States” means the United States of America, together with its territories and possessions.

1.2           Other Interpretive Matters.  All terms defined directly or by incorporation in this Agreement shall have the defined meanings when used in any certificate or other document delivered pursuant thereto unless otherwise defined therein. For purposes of this Agreement and all related certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Agreement, and accounting terms partly defined in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; (b) unless otherwise provided, references to any month, quarter or year refer to a calendar month, quarter or year; (c) terms defined in Article 9 of the UCC as in effect in the applicable jurisdiction and not otherwise defined in this Agreement are used as defined in that Article; (d) references to any amount as on deposit or outstanding on any particular date means such amount at the close of business on such day; (e) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Agreement (or the certificate or other document in which they are used) as a whole and not to any particular provision of this Agreement (or such certificate or document); (f) references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement (or the certificate or other document in which the reference is made), and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (g) the words “include” or “including” shall not be construed to be limiting or exclusive; (h) references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (i) references to any agreement refer to that agreement as from time to time amended, restated or supplemented or as the terms of such agreement are waived or modified in accordance with its terms; (j) references to any Person include that Person’s successors and permitted assigns and (k) the term “or” has the meaning represented by the phrase “and/or.”

ARTICLE II

SALE

2.1           Sale.

(a)           Each Seller does hereby transfer, assign, set over and otherwise convey to Buyer, without recourse except as provided herein, all its right, title and interest (and each Seller hereby agrees to cause each of its Affiliates, if applicable, to transfer, assign, set over and otherwise convey to Buyer, without recourse except as provided herein, all of their respective right, title and interest) in, to and under, the following (the “Transferred Assets”):

(i)            the Transferred Receivables;

(ii)           the Collateral Security with respect to all Transferred Receivables transferred pursuant to clause (i), together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto;

(iii)          without limiting the generality of the foregoing or the following, all of Seller’s rights to receive payments from any Account Debtor in respect of such Transferred Receivables;

(iv)          all proceeds of all of the foregoing; and

(v)           all reports, data, notes, Account Debtor lists and files and other books and records of Seller that relate exclusively to, or are used exclusively in connection with, any of the foregoing.

The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of Seller or any other Person in connection with the Transferred Receivables or under any agreement or instrument relating thereto, including any obligation under the Financing Agreements or any other obligation to any Account Debtor. The foregoing conveyance shall be effective on the Closing Date, as to all Transferred Assets then existing (it being understood and agreed that, in the case of clause (iv), the Collections transferred to Buyer shall include all Collections since [                              , 2009]).

(b)           Each Seller shall irrevocably instruct all Account Debtors under the Transferred Receivables to make all payments on account thereof on and after the Closing Date to Buyer.

(c)           Any Collections received by a Seller after the Closing Date with respect to the Transferred Receivables shall be deemed held by such Seller in trust and as fiduciary for Buyer.  Such Seller shall pay the same over to Buyer forthwith upon receipt.

(d)           Buyer is hereby authorized and empowered (which authorization and power, being coupled with an interest, is irrevocable unless and until a Transferred Receivable is repurchased by a Seller pursuant to the terms of this Agreement):

(i)            to request confirmation from any Account Debtor or party obligated under or with respect to any Transferred Receivable of the amount shown by the Transferred Receivable to be payable, or any other matter stated therein;

(ii)           to endorse in a Seller’s name and to collect, any chattel paper, checks, notes, drafts, instruments or other items of payment tendered to or received by Buyer in payment of any Transferred Receivable;

(iii)          to notify any Account Debtor or other Person obligated under or in respect of any Transferred Receivable of the sale thereof to Buyer;

(iv)          to direct any Account Debtor or other Person obligated under or in respect of any Transferred Receivable to make payment directly to Buyer of any amounts due or to become due thereunder or with respect thereto.

2.2           Acceptance by Buyer.  Buyer hereby acknowledges its acceptance of all right, title and interest to the property, now existing and hereafter created, conveyed to Buyer pursuant to Section 2.1.

2.3           Purchase Price.  Buyer shall pay a purchase price to each Seller equal to the sum of (i) for the Transferred Receivables from such Seller that are Eligible Receivables and the other Transferred Assets related thereto, equal to the Outstanding Balance of such Transferred Receivables, and (ii) for the Transferred Receivables from such Seller that are Additional Receivables and the other Transferred Assets related thereto, the purchase price for such Additional Receivables set forth in Schedule 2 (in each case, the “Purchase Price”).

2.4           Additional Receivables.  Set forth on Schedule 2 is the reason each Additional Receivable fails to qualify as an Eligible Receivable. Warranties contained herein generally applicable to Receivables that are in direct conflict with such reasons shall not apply to an Additional Receivable to the extent of the reason expressly set forth in Schedule 2 for such Additional Receivable.

ARTICLE III

CONDITIONS PRECEDENT

3.1           Conditions to Transfer.  The sale by Sellers hereunder shall be subject to satisfaction of each of the following conditions precedent (any one or more of which may be waived in writing by Buyer) as of the Closing Date:

(a)           Documents. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, each Seller and Buyer, and Buyer shall have received such documents, instruments and agreements as Buyer shall reasonably request in connection with the transactions contemplated by this Agreement, each in form and substance reasonably satisfactory to Buyer.

(b)           Governmental Approvals. Buyer shall have received satisfactory evidence that each Seller has obtained all consents and approvals of all Persons, including all requisite Governmental Authorities, if any, required for such Seller to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(c)           Compliance with Laws. Each Seller shall be in compliance with all applicable foreign, federal, state and local laws and regulations, except to the extent that the failure to so comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(d)           Other Agreements.  The Joint Venture Agreement and the LLC Agreement shall have been executed and delivered and the same shall be in full force and effect.

(e)           Representations and Warranties.  The representations and warranties of each Seller contained herein shall be true and correct in all material respects as of the Closing Date, both before and after giving effect to such sale.

(f)            Covenants.  Each Seller shall be in compliance in all material respects with each of its covenants and other agreements set forth herein.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1           Representations and Warranties of Sellers.

(a)           To induce Buyer to accept the Transferred Assets, each Seller, jointly and severally, makes the following representations and warranties to Buyer, as of the Closing Date.

(i)            Valid Existence; Power and Authority. Each Seller (1) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (2) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect; (3) has all requisite power and authority to execute, deliver and perform its obligations under this Agreement; and (4) is able to perform its obligations under this Agreement.

(ii)           Authorization of Transaction; No Violation. The execution, delivery and performance by each Seller of this Agreement and the Related Documents to which such Seller is a party and, without limiting the foregoing, the creation of all ownership interests provided for herein: (1) have been duly authorized by all necessary action on the part of such Seller, and (2) do not violate any provision of any law or regulation of any Governmental Authority, or contractual or other restrictions binding on such Seller, except where such violations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(iii)          Enforceability. Each Seller is in compliance with all material provisions of this Agreement and any Related Documents to which such Seller is a party.  This Agreement and any Related Documents to which such Seller is a party have been duly executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller enforceable against it in accordance with its terms.

(iv)          No Proceedings. There are no proceedings or, to the best Knowledge of each Seller, investigations, pending or threatened in writing against such Seller, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of such Seller, could reasonably be expected to materially and adversely affect the performance by such Seller of its obligations under this Agreement or (iv) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the validity or enforceability of this Agreement.

(v)           Accuracy of Certain Information. All written factual information heretofore furnished by each Seller to Buyer with respect to the Transferred Receivables for the purposes of, or in connection with, this Agreement was true and correct in all material respects on the date as of which such information was stated or certified.

(vi)          Transferred Receivables. With respect to each Transferred Receivable, the Seller of such Transferred Receivable represents and warrants that as of the Closing Date:

(1)             each Transferred Receivable satisfies the criteria for an Eligible Receivable as of the Closing Date, except, with respect to an Additional Receivable, to the extent expressly set forth in Schedule 2 for such Additional Receivable; and

(2)             all authorizations, consents, orders or approvals of or  registrations or declarations with any Governmental Authority required  to be obtained, effected or given by such Seller in connection with the conveyance by such Seller of such Transferred Receivable to Buyer have been duly obtained, effected or given and are in full force and effect.

(vii)         Products.  All Products relating to Transferred Receivables are of merchantable quality and are in conformance with the terms and conditions of any applicable Financing Agreement.  The original price paid by the Account Debtor for the Products does not include any amount in respect of other goods or services provided by the applicable Seller to the Account Debtor, other than for any delivery charges.

(viii)        Perfection. Each Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect any security interest granted by any Account Debtor in property securing the related Receivables.

(ix)           Priority. Other than the ownership interests transferred to Buyer pursuant to this Agreement, no Seller has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Assets except as permitted by this Agreement. No Seller has authorized the filing of and no Seller is aware of any financing statements against such Seller that include a description of collateral covering the Transferred Assets other than any financing statement that has been terminated. None of the chattel paper that constitutes or evidences the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than Buyer. No Seller is aware of any judgment lien in excess of $100,000 that is final, binding and not subject to appeal or ERISA lien or tax lien filings against it.

(x)            Performance.  Each Seller has performed or, to the extent applicable, will timely perform, all of its material obligations relating to the Transferred Receivables and, in particular and without limitation, it has delivered all Products to the Account Debtor as are due and required with respect to the Outstanding Balance of the Transferred Receivable.

(xi)           Account Debtor Performance.  No amounts due with respect to the Transferred Receivables have been paid in advance.  No Account Debtor is in breach or default under any Financing Agreement.

(xii)          Financing Agreements.  The Financing Agreement and any other documents provided to Buyer in connection with a Transferred Receivable (A) constitute the entire agreement between the applicable Seller and the Account Debtor in relation to the financing of Products underlying such Transferred Receivable; (B) represent the legal, valid, binding and enforceable obligation of such Seller and the Account Debtor; (C) comply with all applicable Requirements of Law and other requirements for their validity and enforceability; and (D) represent a final sale.

(b)           Upon discovery by any Seller or Buyer of a breach of any of the representations and warranties by a Seller set forth in this Section 4.1, the party discovering such breach shall give prompt written notice to the others. Each Seller, jointly and severally, agrees to undertake forthwith to cure any such breach and diligently prosecute such cure to completion.

(c)           If (i) any representation or warranty of a Seller contained in Section 4.1(a) is not true and correct in any material respect as of the date specified therein with respect to any Transferred Receivable and as a result of such breach Buyer’s interest in such Transferred Receivable is materially and adversely affected, including if Buyer’s rights in, to or under such Transferred Receivables or the proceeds of such Transferred Receivables are impaired or such proceeds are not available for any reason to Buyer free and clear of any Lien other than Permitted Encumbrances, unless cured within thirty (30) days after the earlier to occur of the discovery thereof by a Seller or receipt by such Seller of notice thereof given by Buyer (in either case, the “Cure Period”) or (ii) any Transferred Receivable other than an Additional Receivable was not an Eligible Receivable on the Closing Date or any Transferred Receivable identified as an Additional Receivable does not meet any requirement for an Eligible Receivable other than those expressly identified on Schedule 2 with respect to such Additional Receivable, then such Transferred Receivable shall be designated an “Ineligible Receivable;” provided, that any such Transferred Receivable that becomes an Ineligible Receivable under clause (i) will not be deemed to be an Ineligible Receivable but will be deemed an Eligible Receivable or a qualifying Additional Receivable if on any day prior to the end of the Cure Period, (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) such Seller shall have delivered an Officer’s Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

(d)           Sellers shall repurchase such Ineligible Receivable (as to which the Cure Period has expired, as applicable) from Buyer as provided below, which repurchase, subject to Sellers’ performance thereof, shall be Buyer’s sole and exclusive remedy for a breach of Sections 4.1(a), 4.2(a), 4.2(b), 4.3(a) or 4.3(c) as to individual Transferred Receivables. In connection with such repurchase, Sellers shall pay to Buyer in immediately available funds not later than five (5) Business Days after Sellers’ receipt from Buyer of notice of such Ineligible Receivable’s ineligibility, in payment for such repurchase, an amount equal to the Aggregate Repurchase Amount. The payment of such deposit amount in immediately available funds shall otherwise be considered payment in full of all of such Transferred Receivables.  Each Seller’s obligation to repurchase an Ineligible Receivable hereunder is joint and several with each other Seller.

(e)           Upon the payment, if any, required to be made to Buyer as provided in Section 4.1(d), Buyer shall automatically and without further action be deemed to transfer, assign, set over and otherwise convey to the applicable Seller or its designee, without recourse, representation or warranty, except as set forth in the following sentence, all the right, title and interest of Buyer in and to the applicable Ineligible Receivables, all moneys due or to become due and all Collateral Security with respect thereto and all amounts received with respect thereto and all proceeds thereof. Such transfer shall be free and clear of any Liens created by or through Buyer.  Any collections received by Buyer with respect to any Ineligible Receivables transferred to a Seller, as well as any amounts received by Buyer from an Account Debtor at any time which do not constitute Collections, shall be deemed held by Buyer in trust and as fiduciary for such Seller and Buyer shall pay the same over to such Seller forthwith upon receipt.  Buyer will irrevocably instruct all Account Debtors with respect to such Ineligible Receivables to make all payments on account thereof after such assignment to such Seller.  Buyer shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by a Seller to effect the conveyance of such Ineligible Receivables pursuant to this Section.

(f)            Notwithstanding any other provision of this Agreement or any Related Document, the representations contained in Section 4.1(a) shall be continuing and remain in full force and effect.

4.2           Covenants of Sellers.

(a)           Product Warranties.  All Products underlying the Transferred Receivables shall be subject to applicable product warranties of Toro and Toro agrees to perform, or cause to be performed, all repairs, modifications and/or other acts required by Toro pursuant to the product warranties.  All expenses of performance by Toro under this Section 4.2(a) shall be paid by Toro.  If Toro does not perform, or cause to be performed, any act required by Toro pursuant to such product warranties on any Product underlying a Transferred Receivable or pay the expenses therefor within a reasonable time after demand therefor, such Transferred Receivable shall become an “Ineligible Receivable,” immediately subject to the repurchase obligations set forth under Section 4.1(d), without giving effect to the Cure Period.

(b)           Returns.  If a Seller accepts the return from any Account Debtor of any Product covered by any Transferred Receivable, voluntarily or otherwise, whether or not any substitution is made for such returned Product, such Seller will pay to Buyer the Outstanding Balance of such Transferred Receivable or the portion thereof attributable to the returned Product within ten (10) Business Days of the approval by Toro of the return of the Product by an Account Debtor.  If such Seller does not pay to Buyer the Outstanding Balance (or portion thereof) of such Transferred Receivable as required by this Section 4.2(b), such Transferred Receivable shall become an “Ineligible Receivable,” immediately subject to the repurchase obligations set forth under Section 4.1(d), without giving effect to the Cure Period.

(c)           Credits.  If a Seller in the ordinary course of business issues any credit to any Account Debtor that reduces any amount due with respect to a Transferred Receivable, such Seller shall pay to Buyer an amount equal to such credit within two (2) Business Days of the issuance thereof.

(d)           Notification and Resolution of Disputes.  Each Seller shall promptly notify Buyer of all facts or circumstances of which such Seller has Knowledge and are material to Buyer’s interests under this Agreement in relation to the terms and conditions of any Financing Agreement, a Transferred Receivable and/or the relevant Products including any dispute or threatened dispute with an Account Debtor in relation thereto of which such Seller has Knowledge.  Each Seller will, if requested to do so by Buyer, use commercially reasonable efforts to assist Buyer, at no cost to such Seller, in resolving any disputes between Buyer and any Account Debtor and in collecting the Transferred Receivables of such Seller.

(e)           Repossession of Products.  If an Account Debtor defaults on any of its obligations to Buyer, Buyer may appoint a Seller as its agent (without compensation) to recover possession of the relevant Products from the Account Debtor and such Seller shall, if it accepts such appointment in its sole discretion, on such appointment, at its own risk, cost and expense, repossess, transport, store and insure such Products.  Such Seller shall keep any Products repossessed by it in a safe and suitable environment.  In case a Seller declines to act as Buyer’s agent, such Seller shall cooperate with Buyer to appoint a third party, at such Seller’s cost and expense, in connection with the repossession, transportation, storage and insurance of such Products.

(f)            Limited Repurchase Obligation.  With respect to the Transferred Receivables, Buyer shall be entitled to the benefits to which Red Iron is entitled described in Sections 3 and 4(b) of the form of Repurchase Agreement attached as Exhibit A hereto (the “Repurchase Agreement”), subject to the limits set forth in Section 4(a) of the Repurchase Agreement, and the Sellers jointly and severally agree to perform any obligations of Seller (as defined in the Repurchase Agreement) set forth in Sections 3 and 4(b) of the Repurchase Agreement, subject to the limits set forth in Section 4(a) of the Repurchase Agreement.

4.3           Negative Covenants of Sellers.  Each Seller covenants and agrees that, without the prior written consent of Buyer:

(a)           Liens. Sellers shall not create, incur, assume or permit to exist any Lien, other than Permitted Encumbrances, on or with respect to the Transferred Assets.  If a Transferred Receivable is subject to such a Lien and such Lien is not released within the Cure Period, such Transferred Receivable shall become an “Ineligible Receivable,” immediately subject to the repurchase obligations set forth under Section 4.1(d), without giving effect to the Cure Period.

(b)           Amendments to Financing Agreements. Sellers shall not amend the Financing Agreements.

(c)           Non Disturbance of Buyer’s Rights. Sellers shall not take any action over the Transferred Receivables and, in particular, except as contemplated by Section 4.2(c), will not grant discounts or grace periods to the Account Debtors nor will they agree to any compromise with respect to the Transferred Receivables.  If a Seller takes any of the foregoing actions with respect to a Transferred Receivable, such Transferred Receivable shall become an “Ineligible Receivable,” immediately subject to the repurchase obligations set forth under Section 4.1(d) without giving effect to the Cure Period.

(d)           Sale Characterization. For accounting purposes, no Seller shall account for the transactions contemplated by this Agreement in any manner other than, with respect to the sale of each Transferred Receivable, as a true sale and absolute assignment of its full right, title and ownership interest in the related Transferred Assets to Buyer. Sellers shall also maintain their respective records and books of account in a manner which clearly reflects each such sale of the Transferred Receivables to Buyer.

ARTICLE V

MISCELLANEOUS

5.1           Notices.  Notices and all other communication provided for herein shall be in writing and shall be deemed to have been given to a party at the earlier of (a) when personally delivered, (b) 72 hours after having been deposited into the custody of the U.S. Postal Service, sent by first class certified mail, postage prepaid, (c) one business day after deposit with a national overnight courier service, (d) upon receipt of a confirmation of facsimile transmission, or (e) upon receipt of electronic mail (with a notice contemporaneously given by another method specified in this Section 5.1); in each case addressed as follows:

If to Buyer:	Red Iron Acceptance, LLC
8111 Lyndale Avenue South
Bloomington, MN 55420
Attention: General Manager
Telephone: (952) 888-8801
Facsimile: (952) 887-8258
Email:

with copies to:

TCF Inventory Finance, Inc.
2300 Barrington Road, Suite 600
Hoffman Estates, IL 60169
Attention: Vincent E. Hillery, General Counsel
Telephone: (847) 252-6616
Facsimile: (847) 285-6012
Email: vhillery@tcfif.com

and:

TCF National Bank
200 E. Lake Street
Wayzata, MN 55391
Attention: General Counsel
Telephone: (952) 475-6498
Facsimile: (952) 475-7975
Email: jgreen@tcfbank.com

and:

Kaplan, Strangis and Kaplan, P.A.
5500 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402
Attention: Harvey F. Kaplan, Esq.
Telephone: (612) 375-1138
Facsimile: (612) 375-1143
Email: hfk@kskpa.com

If to Sellers:	The Toro Company
Toro Credit Company
Toro International Company
8111 Lyndale Avenue South
Bloomington, MN 55420
Attention: Treasurer
Telephone: (952) 887-8449
Facsimile: (952) 887-8920
Email: Tom.Larson@toro.com

With copies to:

The Toro Company
8111 Lyndale Avenue South
Bloomington, MN 55420
Attention: General Counsel
Telephone: (952) 887-8178
Facsimile: (952) 887-8920
Email: Tim.Dordell@toro.com

and

Oppenheimer Wolff & Donnelly LLP
3300 Plaza VII Building
45 South Seventh Street
Attention: C. Robert Beattie, Esq.

Telephone: (612) 607-7395
Facsimile: (612) 607-7100
Email: RBeattie@Oppenheimer.com

or to such other address as any party hereto may have furnished to the other party hereto in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

5.2           No Waiver; Remedies.

(a)           The failure of any party hereto, at any time or times, to require strict performance by any other party hereto of any provision of this Agreement shall not waive, affect or diminish any right of such party thereafter to demand strict compliance and performance with this Agreement. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether of the same or a different type. None of the undertakings, agreements, warranties, covenants and representations of any party contained in this Agreement, and no breach or default by any party under this Agreement, shall be deemed to have been suspended or waived or amended by any other party hereto unless such waiver or suspension or amendment is by an instrument in writing signed by an officer of or other duly authorized signatory of such party and, in the case of a suspension or waiver, directed to the defaulting party specifying such suspension or waiver.

(b)           Each party’s rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that such party may have under any other agreement, including the Related Documents, by operation of law or otherwise.

5.3           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of Sellers and Buyer and their respective successors and permitted assigns, except as otherwise provided herein. No party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without having obtained the prior express written consent of the other party. Any such purported assignment, transfer, hypothecation or other conveyance by any Seller without the prior express written consent of Buyer shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Sellers and Buyer with respect to the transactions contemplated hereby and, except as set forth in Section 7.10 of the Joint Venture Agreement, no Person shall be a third-party beneficiary of any of the terms and provisions of this Agreement.

5.4           No Buyer Liability for Contracts.  Sellers hereby acknowledge and agree that Buyer shall not be in any way responsible for the performance of any contract for the sale of Products by any Seller to an Account Debtor giving rise to any Transferred Receivable and Buyer shall not have any obligation to intervene in any dispute arising out of the performance of any such contract. Sellers shall, jointly and severally, indemnify Buyer and hold Buyer harmless from and against any and all losses, damages, penalties, costs, expenses (including reasonable attorneys’ fees) and liabilities (including  product liabilities) incurred by Buyer in connection with any claim or demand by an Account Debtor or any third party arising directly or indirectly from the design, manufacture or sale of the Products, any warranty with respect to the Products or any failure of the Products to comply with the terms and conditions of this Agreement.

5.5           Survival.  Except as otherwise expressly provided herein or in any Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Sellers and Buyer, and all rights of Sellers and Buyer hereunder shall not terminate or expire upon the closing of the transactions contemplated hereby, but rather shall survive.

5.6           Complete Agreement; Modification of Agreement.  This Agreement and the Related Documents constitute the complete agreement between the parties with respect to the subject matter hereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except by written agreement of the parties hereto.

5.7           Dispute Resolution.  In the event the parties hereto cannot mutually reach a decision on an issue arising under this Agreement, then such dispute shall be deemed to be an “Arbitrable Dispute” subject to the dispute resolution procedures set forth in Article VI of the Joint Venture Agreement.

5.8           Jury Trial.  EACH OF SELLERS AND BUYER, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS WAIVER IS A MATERIAL INDUCEMENT FOR OUR ENTERING INTO THIS AGREEMENT.

5.9           Governing Law; Submission to Jurisdiction.  This Agreement shall be subject to and governed by the laws of the state of Minnesota, without regard to conflicts of laws principles. Each of Sellers and Buyer hereby irrevocably submits to the non-exclusive jurisdiction of the Federal courts sitting in Minneapolis or St. Paul, Minnesota or any state court located in Hennepin County, Minnesota, and by execution and delivery of this Agreement, each party hereto accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of such courts with respect to any Litigation concerning this Agreement or the Related Documents or the transactions contemplated hereby and thereby or any matters related thereto not subject to the provisions of Section 5.7. Each party hereto irrevocably waives any objection (including  any objection to the laying of venue or any objection on the grounds of forum non conveniens) which it may now or hereafter have to the bringing of any proceeding with respect to this Agreement or the Related Documents to the courts set forth above. Each party hereto agrees to the personal jurisdiction of such courts and that service of process may be made on it at the address indicated in Section 5.1 above. Nothing herein shall affect the right to serve process in any other manner permitted by law.

5.10         Counterparts.  This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

5.11         Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

5.12         Section Titles.  The section titles and table of contents contained in this Agreement are provided for ease of reference only and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

5.13         No Setoff.  Each Seller’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right such Seller might have against Buyer, all of which rights are hereby expressly waived by such Seller.

5.14         Further Assurances.

(a)           Each Seller shall, at its sole cost and expense, upon request of Buyer, promptly and duly authorize, execute and/or deliver, as applicable, any and all further instruments and documents and take such further actions that Buyer may reasonably request to carry out more effectively the provisions and purposes of this Agreement or to obtain the full benefits of this Agreement and of the rights and powers herein granted, including authorizing and filing amendments to financing statements under the UCC with respect to the ownership interest of Buyer created by this Agreement. Each Seller hereby authorizes Buyer to file any such financing statements without the signature of such Seller to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Assets or any part thereof shall be sufficient as a notice or financing statement where permitted by law. If any amount payable under or in connection with any of the Transferred Assets is or shall become evidenced by any instrument, such instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Buyer immediately upon such Seller’s receipt thereof and promptly delivered to or at the direction of Buyer.

(b)           If a Seller fails to perform any agreement or obligation under this Section 5.14, Buyer may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the reasonable expenses of Buyer incurred in connection therewith shall be payable by such Seller upon demand of Buyer.

5.15         No Indirect or Consequential Damages.  NO PARTY TO THIS AGREEMENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR PUNITIVE, EXEMPLARY OR, EXCEPT IN THE CASE OF FRAUD, BAD FAITH, WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, INDIRECT OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER.

5.16         No Assumption in Drafting.  The parties hereto acknowledge and agree that (a) each party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision, and (b) each party has been represented by counsel in reviewing and negotiating such terms and provisions.  Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.  Rather, the terms of this Agreement shall be construed fairly as to both parties hereto and not in favor or against either party.

5.17         Headings; Section and Article References.  The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement: (a) the words “hereof,” “herein” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) the words “include” and “including” and words of similar import shall not be construed to be limiting or exclusive and (c) the word “or” shall have the meaning represented by the phrase “and/or.”  Any pronoun used herein shall be deemed to cover all genders.

[Signature page follows]

IN WITNESS WHEREOF, Sellers and Buyer have caused this Agreement to be duly executed as of the day and year first above written.

[TORO CREDIT COMPANY, as Seller]

By:
Name:
Its:

THE TORO COMPANY, as Seller

By:
Name:
Its:

[TORO INTERNATIONAL COMPANY, as Seller]

By:
Name:
Its:

[EXMARK MANUFACTURING COMPANY INCORPORATED, as Seller]

By:
Name:
Its:

RED IRON ACCEPTANCE, LLC, as Buyer

By:
Name:
Its: